Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  Rochdale Core Alternative Strategies Fund TEI LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Rochdale Core Alternative Strategies Fund TEI LLC for the year ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Rochdale Core Alternative Strategies Fund TEI LLC for the stated period.

/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President, Rochdale Core Alternative Strategies Fund TEI LLC	/s/ Edmund Towers Edmund Towers Treasurer, Rochdale Core Alternative Strategies Fund TEI LLC
Dated: June 10, 2011	Dated: June 9, 2011